EAGLE GROWTH SHARES, INC.

IMPORTANT SHAREHOLDER INFORMATION

These materials are for a special meeting of shareholders of Eagle Growth Shares, Inc. (the “Fund”) to be held in Boca Raton, Florida on June 12, 2009. The materials discuss the proposal to be voted on at the meeting, and contain your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to the Fund. If you complete and sign the proxy, we’ll vote it exactly as you tell us. If you simply sign the proxy, we’ll vote it in accordance with the Board of Directors’ recommendation.

WE URGE YOU TO SPEND A FEW MINUTES REVIEWING THE PROPOSAL IN THE PROXY STATEMENT. THEN, FILL OUT THE PROXY CARD AND RETURN IT TO US SO THAT WE KNOW HOW YOU WOULD LIKE TO VOTE.

WE WELCOME YOUR COMMENTS. IF YOU HAVE ANY QUESTIONS, CALL THE FUND AT 1-800-749-9933.

EAGLE GROWTH SHARES, INC. 1200 North Federal Highway Suite 424 Boca Raton, Florida 33432

Dear Shareholders:

     I am writing to request that you consider and vote on a matter relating to your investment in Eagle Growth Shares, Inc. (the “Fund”) to be considered at a Special Meeting of Shareholders (the “Meeting”) to be held in Boca Raton, Florida on June 12, 2009.

     The Meeting is critically important. You are being asked to consider and approve a Plan of Liquidation and Dissolution (the “Plan”), which would result in the Fund being liquidated and the proceeds from your shares of the Fund being distributed to you.

     The Board of Directors of the Fund (the “Board”) approved the Plan based on information presented that the projected growth in the assets of the Fund was not sufficient to ensure that the Fund could continue to offer competitive performance and high quality service to shareholders over the long term. Consequently, after studying several options, the Board unanimously approved the Plan and believes it to be in the best interest of the shareholders to liquidate the Fund.

     The proxy statement uses a question-and-answer format designed to provide you with a simple and concise explanation of certain issues. Although much of the information in the proxy statement is technical and required by the various regulations that govern the Fund, we hope that this format will be helpful to you.

     Your vote is important to the Fund. Thank you in advance for considering this issue and for promptly returning your proxy card.

                                                                                                                                                                            Sincerely,

                                                                                                                                                                            Donald H. Baxter
                                                                                                                                                                            President

EAGLE GROWTH SHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2009

     A Special Meeting of Shareholders (the “Meeting”) of Eagle Growth Shares, Inc. (the “Fund”) will be held at the Fund’s offices at 1200 North Federal Highway, Suite 424, Boca Raton, Florida 33432 on June 12, 2009 at 10:00 a.m. (Eastern Standard Time).

During the Meeting, shareholders of the Fund will vote on the following proposal:

1.	To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”).

2.	To consider and act upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors of the Fund has fixed April 30, 2009 as the record date for determination of shareholders entitled to vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Ronald F. Rohe Secretary

Boca Raton, Florida May 5, 2009

YOUR VOTE IS IMPORTANT.
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD,
DATE AND SIGN IT, AND RETURN IT IN THE SELF-ADDRESSED
ENVELOPE REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
 FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2009. The Fund’s
Notice of Special Meeting of Shareholders and proxy statement are available on the Internet at the Fund’s website located under the Eagle Growth Shares section at http://www.philadelphiafund.com.

EAGLE GROWTH SHARES, INC.

PROXY STATEMENT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2009

GENERAL INFORMATION

WHO IS ASKING FOR MY VOTE?

The Board of Directors (the “Board” or the “Directors”) of Eagle Growth Shares, Inc. (the “Fund”) is requesting your vote at the Special Meeting of Shareholders of the Fund to be held on June 12, 2009, or any adjournments or postponements thereof (the “Meeting”).

ON WHAT ISSUE AM I BEING ASKED TO VOTE?

You are being asked to approve a proposal for the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”).

HOW WILL THE PROPOSED CHANGES AFFECT THE FUND AND MY INVESTMENT?

If the proposal to liquidate the Fund is approved, the Fund’s assets will be liquidated and, after paying, or setting aside reserves for the payment of, liabilities, the proceeds will be distributed to the Fund’s shareholders and the Fund will be dissolved pursuant to the Plan, which is attached to and described in the Proxy Statement. Shareholders should carefully read and consider the discussion of the proposal and the Plan in the Proxy Statement.

WHO IS ELIGIBLE TO VOTE?

Shareholders of record at the close of business on April 30, 2009 are entitled to vote at the Meeting. Each share of record is entitled to one vote and each fractional share of record is entitled to the corresponding fractional vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the Proxy Statement were mailed to shareholders of record on or about May 5, 2009.

HOW DO THE DIRECTORS RECOMMEND THAT I VOTE?

The Directors unanimously recommend that you vote FOR the proposal.

HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?

You may attend the Meeting and vote in person, or you may complete and return the enclosed proxy card. You also may vote through the internet by logging on to the website noted on your proxy card, entering the control number printed on the proxy card, and following the on-screen prompts. You also may vote by telephone by calling the telephone number on the proxy card, entering the control number printed on the proxy card, and following the touchtone prompts. Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you simply sign and date the proxy card, but do not specify any vote for a proposal, your shares will be voted FOR that proposal.

MAY I REVOKE MY PROXY?

You may revoke your proxy at any time before it is voted by: (1) delivering a written revocation to the Secretary of the Fund; (2) forwarding to the Fund a later-dated proxy card that is received by the Fund at or prior to the Meeting; or (3) attending the Meeting and voting in person.

PROPOSAL:	TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION.

WHY IS THE BOARD PROPOSING TO LIQUIDATE AND DISSOLVE THE FUND?

The Fund was organized as a corporation under the laws of the State of Maryland on August 20, 1969, pursuant to its Articles of Incorporation. The Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to achieve growth of capital. The Fund seeks to achieve its objective by making investments selected in accordance with its investment restrictions and policies. The Fund primarily invests in common stocks traded on the major U.S. security exchanges.

Baxter Financial Corporation, the Fund’s investment advisor (the “Advisor”), initially recommended the liquidation to the Board after determining that a liquidation of the Fund is in the interests of the Fund and its shareholders. The Fund has not attracted significant assets in recent years. While the Fund historically was able to attract a relatively stable asset base, the Fund’s growth in assets has essentially stalled. Management believes that, given the current economic conditions and increased complexity of the mutual fund industry, including the increased regulatory environment, the Fund’s prospects for attracting additional assets are limited. Without an increasing asset base, the growing cost of managing the Fund, including complying with new regulatory initiatives, is likely to increase the expenses of the Fund.

Prior to recommending the Fund’s liquidation, the Advisor and the Board sought to determine whether there were other alternatives available that might allow the Fund to continue, such as a merger or transfer of assets, and if so, whether these alternatives would be in the interest of the Fund’s shareholders. The Advisor’s significant efforts, undertaken at the direction of the Board, to locate a possible merger partner or other investment company or investment manager that would be interested in acquiring the Fund have been unsuccessful to date. Management has reviewed the current market conditions, the composition of the Fund’s shareholder base, the small size of the Fund, the expenses that may be required to effect a transaction, and tax and other related implications for Fund shareholders, and concluded that the liquidation of the Fund presented the best option.

The Board considered the Advisor’s recommendations and has approved the Plan based on a number of factors, including:

  The small size of the Fund and the unlikely prospect of attracting additional assets, given the current market environment; and
  The costs associated with ongoing Fund operations, including increasing burdens and costs of compliance due to new rules and regulations.

HOW WILL THE PLAN OF LIQUIDATION AND DISSOLUTION BE IMPLEMENTED?

The Plan is attached to this Proxy Statement as Exhibit A and is summarized below. This summary is qualified in its entirety by reference to the Plan.

     1. Effective Date of the Plan. The effective date of the Plan (the “Effective Date”) shall be the date on which the Plan is adopted by a majority of the Fund’s outstanding shares of record represented in person or by proxy at the Meeting or any adjournments or postponements thereof.

     2. Dissolution. As soon as practicable after the Effective Date, the Fund will prepare and file Articles of Dissolution in accordance with the laws of the State of Maryland.

     3. Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the close of business on the Effective Date or such later date as is determined by the Fund’s officers (the “Liquidation Date”).

     4. Liquidation of Assets and Payment of Debts. As soon as is reasonable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents or otherwise liquidated, and the

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officers of the Fund will pay, or make reasonable provision to pay, all claims and obligations of the Fund.

     5. Liquidating Distribution. Within 7 days after the Liquidation Date, the Fund shall mail to each shareholder of record a liquidating distribution equal to the shareholder’s proportionate interest in the net assets of the Fund after the payment of the Fund’s debts. Any accrued income or gains will also be distributed at the time of the liquidating distribution along with relevant information about such distribution.

      6. Expenses. The Fund will bear the expenses incurred in carrying out the Plan.

Shareholders may redeem their shares at any time prior to the Effective Date of the Plan.

IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCE FOR ME?

The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of the liquidating distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from the Fund’s liquidation and dissolution. The Fund has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to this liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder upon receipt of a liquidation distribution will be as set forth below.

While this summary addresses some of the U.S. federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on the shareholders’ particular tax situations independent of the Plan. Shareholders should consult with their own tax advisors regarding the application of current U.S. federal income tax laws to the shareholders’ particular situation and with respect to state, local and other tax consequences of the Plan.

Pursuant to the Plan, the Fund will sell its portfolio holdings, which is expected to give rise to some capital gains or capital loss. If the Fund had been liquidated on February 28, 2009, the Fund would have experienced an unrealized loss of approximately $42,557. Whether the Fund will have a net realized capital gain (or loss) on the Liquidation Date will depend on market conditions and redemption activity during the solicitation and liquidation period.

The Fund expects to retain its qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), during the liquidation period and, therefore, expects to not be taxed on any of the Fund’s capital gains realized from the sale of its assets or ordinary income earned that the Fund timely distributes to shareholders. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the types of liquidating distributions.

On the Liquidation Date (or within 7 days thereafter), the Fund shall distribute pro rata to the Fund’s shareholders of record as of the close of business on the Liquidation Date all of the Fund’s then-existing assets in complete and full cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits, or cash equivalent securities, in an estimated amount necessary to: (a) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (b) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund’s books. If the Board is unable to make distributions to all of the Fund’s shareholders because of an inability to locate shareholders to whom distributions are payable, the Board may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any of the Fund’s remaining assets in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the

Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gains, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, the Fund, if eligible, may treat all or a portion of such amounts required to be distributed as an income dividend or capital gain distribution on account of the Fund’s final taxable year as having been paid out as a part of the liquidating distributions made to the Fund’s shareholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidating distributions (in lieu of an income dividend or capital gain distribution) would be treated by Fund shareholders as received in a sale or exchange of their Fund shares. Within 60 days after the close of the Fund’s final taxable year, the Fund will notify shareholders as to the portion, if any, of the amounts distributed in liquidation that constitutes a capital gain distribution and that constitutes an income dividend, if any, for federal income tax purposes.

For federal income tax purposes, the receipt by a shareholder that is subject to tax of a liquidating distribution will be a taxable event and will be treated as a sale of the shareholder’s shares in exchange for the liquidating distribution (less the portion constituting an income dividend or capital gain distribution). Each shareholder will recognize a gain or loss in an amount equal to the difference between the liquidating distribution he or she receives and the adjusted tax basis of his or her shares. Assuming the shareholder holds his or her shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss.

If the shares have been held for more than one year, the gain or loss will constitute a long-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Long-term capital gains currently are taxed to non-corporate shareholders at a maximum federal tax rate of 15%.

Short-term capital gains are taxed to non-corporate shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate shareholder pursuant to the liquidation of the Fund, regardless of the income’s character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

Shareholders should be aware that the Fund will be required to withhold 28% of the liquidating distribution proceeds, or income distributions and capital gain distributions payable to any individual and certain other non-corporate shareholders who do not provide the Fund with a correct taxpayer identification number or who are otherwise subject to backup withholding. It is anticipated that the liquidating distribution will occur on June 15, 2009, or as soon as practicable thereafter.

The information above is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to shareholders other than U.S. individuals, nor does this summary address state or local tax consequences.

MAY I REDEEM MY SHARES PRIOR TO THE LIQUIDATION?

Yes. You may redeem your shares or any portion of your shares at any time through the Liquidation Date, which is expected to occur on or about June 15, 2009.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED LIQUIDATION?

Provided that a quorum is present, the approval of the proposed liquidation and dissolution of the Fund under the Fund’s Articles of Incorporation requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to be cast on the matter.

WHAT IF THE PROPOSAL IS NOT APPROVED?

If the shareholders do not approve the Plan, the Fund will temporarily continue to operate as an open-end registered management investment company and will continue to invest its assets in accordance with the Fund’s stated investment objective and policies. The Board then will consider other alternatives for the future of the Fund.

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WILL ANY OTHER MATTERS BE PRESENTED AT THE MEETING?

The Board is not aware of any other matters to be presented at the Meeting. If any other matters are properly presented at the Meeting, the proxy holders will vote in accordance with the views of management.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN.

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ADDITIONAL INFORMATION ABOUT THE FUND

INVESTMENT MANAGER AND ADMINISTRATOR. Baxter Financial Corporation (the “Advisor”) serves as the Fund’s investment manager and administrator. The Advisor’s principal offices are located at 1200 North Federal Highway, Suite 424, Boca Raton, FL 33432. Donald H. Baxter controls the Advisor. Mr. Baxter is President, Treasurer, Director, and sole stockholder of the Advisor, and also is responsible for selecting brokers and executing Fund portfolio transactions. The Advisor also serves as investment advisor to other institutional and individual investors, including Philadelphia Fund, Inc., another registered investment company.

PRINCIPAL UNDERWRITER. Baxter Financial Corporation also serves as the principal underwriter of the Fund’s shares, which are offered on a continuous and “best efforts” basis. Baxter Financial Corporation is located at 1200 North Federal Highway, Suite 424, Boca Raton, FL 33432.

CUSTODIAN. U.S. Bank, N.A., 425 Walnut Street, Cincinnati, OH 45202, acts as the Fund’s custodian. The custodian maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on behalf of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and disbursements on account of the Fund’s portfolio securities.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS. The Fund’s last audited financial statements and annual report, for the fiscal year ended November 30, 2008, and its semi-annual report, dated May 31, 2008, are available free of charge, upon request, by writing to 1200 North Federal Highway, Suite 424, Boca Raton, Florida 33432, by visiting the Fund’s website located under the Eagle Growth Shares section at http://www.philadelphiafund.com, or by calling 1-800-749-9933.

PRINCIPAL SHAREHOLDERS. As of April 30, 2009, the Fund had 249,075 shares outstanding and total net assets of $1,761,051. The following shareholder beneficially owned more than 5% of the Fund’s outstanding shares as of that date:

NAME & ADDRESS Donald P. Parson c/o 1200 N. Federal Hwy., Suite 424 Boca Raton, FL 33432	SHARES OWNED 13,143.428	PERCENTAGE OF FUND 5.28%

Mr. Parson serves as a Director on the Fund's Board. As of April 30, 2009, the Fund’s officers and Directors as a group owned approximately 11.47% of the Fund’s outstanding shares.

ADDITIONAL INFORMATION ABOUT VOTING AND THE MEETING

SOLICITATION OF PROXIES. The cost of soliciting proxies, including the fees of a proxy soliciting agent, will be borne by the Fund. The Advisor reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation will be primarily by mail, but also may include telephone, personal interviews or other means. The Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of the Advisor involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting. The Fund has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of approximately $9,000.

In addition to solicitations by mail, some of the executive officers and employees of the Fund, the Advisor and its affiliates, without extra compensation, may conduct additional solicitations by telephone, personal interviews and other means.

VOTING BY BROKER-DEALERS. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, the Fund understands that stock exchange rules permit the broker-dealers to vote on certain routine items to be considered at the Meeting on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting those shares in the same proportion as the broker-dealers vote shares for which they received instructions.

QUORUM. A majority of the Fund’s stock issued and outstanding and entitled to vote on the Proposal constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists. Broker non-votes and abstentions will not be treated as votes cast and therefore will have no effect on the Proposal, which requires a majority of the votes cast for approval.

OTHER MATTERS AND DISCRETION OF PERSONS NAMED IN THE PROXY. The Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should the Proposal contained in this proxy statement not be approved, and should there be another shareholder meeting, should send their written proposals to the Fund’s offices, 1200 North Federal Highway, Suite 424, Boca Raton, FL 33432, so the proposals are received within a reasonable time before any such meeting. No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

By order of the Board of Directors,

Ronald F. Rohe Secretary

Dated: May 5, 2009 Boca Raton, Florida

Exhibit A

Form of Plan of Liquidation and Dissolution of Eagle Growth Shares, Inc.

     This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Eagle Growth Shares, Inc. (the “Corporation”), a corporation organized under the laws of the State of Maryland, which is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), in conformity with the laws of the State of Maryland, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Corporation’s Articles of Incorporation, dated August 20, 1969, as amended, and By-laws (“Organizational Documents”).

     WHEREAS, in light of the future prospects for growth for the Corporation, management has recommended that the Corporation be liquidated and dissolved; and

     WHEREAS, the Board of Directors has considered the impact on the Corporation’s shareholders of the termination and liquidation of the Corporation; and

     WHEREAS, the Board of Directors has determined that the liquidation and dissolution of the Corporation is advisable and in the best interests of the shareholders of the Corporation, and has considered and approved this Plan as the method of accomplishing such actions; and

     WHEREAS, the Board of Directors has directed that this Plan be submitted to the Corporation’s shareholders for their approval and, upon the approval of this Plan by the affirmative vote of a majority of the Corporation’s outstanding shares of record, represented in person or by proxy, at a meeting of the shareholders at which a quorum is present, the Corporation shall voluntarily dissolve and completely liquidate, in accordance with the requirements of the laws of the State of Maryland and the Code.

     NOW, THEREFORE, the liquidation and dissolution of the Corporation shall be carried out in the manner set forth herein:

     1. Effective Date of Plan. The effective date of the Plan (the “Effective Date”) shall be the date on which the Plan is approved by the affirmative vote of a majority of the Corporation’s outstanding shares of record represented in person or by proxy at a special meeting of shareholders of the Corporation (the “Meeting”) at which a quorum is present.

     2. Liquidation. Consistent with the provisions of this Plan, the Corporation shall be liquidated as promptly as practicable in accordance with its Organizational Documents, and all applicable laws and regulations, including but not limited to, Section 331 of the Code (“Liquidation”).

     3. Notice of Liquidation. As soon as reasonable and practicable after the adoption of this Plan, the Corporation shall provide notice to the Corporation’s shareholders and other appropriate parties that this Plan has been approved by the Board of Directors, and that the Corporation will be liquidating its assets.

     4. Cessation of Business. On the Effective Date, the Corporation shall cease its regular business as an investment company and shall not engage in any business activities except for the purposes of winding up the Corporation’s business and affairs, preserving the value of its assets, and distributing its assets to shareholders in the Corporation in accordance with the provisions of this Plan, after discharging or making reasonable provision for the Corporation’s liabilities; provided, however, that the Corporation may continue to carry on its activities as an investment company, as described in its current prospectus and any supplements thereto, with regard to its existing shareholders and assets, until the final liquidating distribution to its shareholders is made.

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     5. Payment of Debts. As soon as reasonable and practicable after the Effective Date, the Corporation shall determine and pay, or make reasonable provision to pay, in full, all claims and obligations, including, without limitation, all contingent, conditional, or unmatured claims and obligations known to the Corporation, and all claims and obligations that are known to the Corporation but for which the identity of the claimant is unknown.

     6. Liquidation of Assets. As soon as reasonable and practicable after the Effective Date, but in no event later than November 30, 2009 (the “Liquidation Date”), all of the Corporation’s assets shall be converted into cash or cash equivalents or otherwise liquidated.

     7. Liquidating Distribution. On the Liquidation Date (or within 7 days thereafter), the Corporation shall distribute pro rata to the Corporation’s shareholders of record as of the close of business on the Liquidation Date all of the Corporation’s then existing assets, in complete and full cancellation and redemption of all the outstanding shares of the Corporation, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (a) discharge any unpaid liabilities and obligations of the Corporation on the Corporation’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (b) pay such contingent liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Corporation on the Corporation’s books. If the Board of Directors is unable to make distributions to all of the Corporation’s shareholders because of an inability to locate shareholders to whom distributions are payable, the Board of Directors may create, in the name and on behalf of the Corporation, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any of the Corporation’s remaining assets in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

     8. Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Corporation, by the Liquidation Date, shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Corporation’s shareholders all of the Corporation’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Corporation’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, the Corporation, if eligible, may treat all or any portion of the amounts to be distributed pursuant to this Section 8 as having been paid out as part of the liquidating distributions made to the Corporation’s shareholders pursuant to Section 7.

     9. Expenses in Connection with this Plan. The Corporation will bear all the expenses associated with the Liquidation, except that Corporation shareholders will pay their own expenses, if any, incurred in connection with the Liquidation.

     10. Powers of the Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the officers of the Corporation, shall have the authority to do or to authorize any or all acts and things as provided for in this Plan and as they may consider necessary or desirable to carry out the purposes of this Plan, including the execution and filing of certificates, tax returns, forms and other papers. The death, resignation, or disability of any Director or any officer of the Corporation shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

     11. Filings. The Board of Directors hereby authorizes the appropriate parties to make any necessary or appropriate filings relating to the liquidation and/or dissolution of the Corporation with the State of Maryland, the Internal Revenue Service, the SEC, or with any other authority. Without limiting the generality of the foregoing, the officers of the Corporation are authorized and directed to file, or to cause to be filed, Form 966 with the Internal Revenue Service within 30 days of adoption of this Plan of Liquidation.

     12. Amendment of Plan. The Board of Directors shall have the authority to authorize variations from or amendments to the provisions of this Plan as may be necessary or appropriate to effect the Liquidation of the Corporation, the distribution of the Corporation’s net assets to its shareholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code, and the Corporation’s Organizational Documents, and the winding up of the affairs of the Corporation, if the Board of Directors determines that such action would be advisable and in the

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best interests of the Corporation and its shareholders. The Board of Directors may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Corporation and its shareholders.

Adopted by the Board of Directors on March 9, 2009.

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Vote this proxy card TODAY!
Your prompt response will save the expense
of additional mailings

PROXY TABULATOR
P.O. BOX 859232
BRAINTREE, MA 02185-9232

CALL: To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.
LOG-ON: Vote on the internet at www.2voteproxy.com and follow the on-screen instructions.
MAIL: Return the signed proxy card in the enclosed envelope.

EAGLE GROWTH SHARES, INC.

1200 North Federal Highway
Suite 424
 Boca Raton, FL 33432

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
 JUNE 12, 2009

    The undersigned hereby appoints each of Ronald F. Rohe, Keith A. Edelman, and Diane M. Sarro, individually, as proxy and attorney-in-fact for the undersigned with full power of substitution to vote on behalf of the undersigned at the Special Meeting of Shareholders (“Special Meeting”) of Eagle Growth Shares, Inc. (the “Fund”) to be held on June 12, 2009, and at any adjournments or postponements thereof, all shares of the Fund standing in the name of the undersigned or which the undersigned may be entitled to vote.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

                                                                                                                                                                                      PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS
                                                                                                                                                                                  CARD  PROMPTLY USING THE ENCLOSED ENVELOPE, IF YOU DO NOT
                                                                                                                                     WISH TO VOTE BY INTERNET OR BY PHONE.

                                                                  Dated: ______________________________________

                                                                                                                                                                                     Signature(s) of Participant(s)                 (Please sign in Box)

                                                                                                                                       For individual accounts, your name should be signed exactly as it appears on this proxy card.
                                                                                                                                           When shares are held by joint tenants, either party may sign, but the name of the party signing should conform exactly to a name shown on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS
 MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS: Example [   ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. To approve the liquidation and dissolution of Eagle Growth Shares, Inc., as set forth in Proposal 1 of the Proxy Statement.    FOR [    ]   AGAINST [    ]   ABSTAIN  [    ]

IF YOU DO NOT VOTE ON THE PROPOSAL, THE PROXIES SHALL VOTE "FOR" THE PROPOSAL.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD